EXHIBIT (j)
                               Consent of Auditors



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the references to our firm in Post-Effective Amendment to the Registration Statement on Form N-1A of The Tax Free Fund of Vermont and to the use of our report dated February 15, 2000 on the financial statements and financial highlights of the Fund. Such financial statements and financial highlights appear in the 1999 Annual Report to Shareholders which is included in the Statement of Additional Information.

                                                            TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
April 5, 2000